INDEPENDENT AUDITORS' CONSENT
___________________________________________________________________
The Board of Directors and Shareholders
IDS International Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                  KPMG Peat Marwick LLP



Minneapolis, Minnesota
December  ,  1995